                            EMPLOYMENT AGREEMENT
                            --------------------

       THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this 22 day of December, 1996, by and between Roosevelt Financial Group, Inc. (the "Company"), Mercantile Bancorporation, Inc. ("Mercantile") and Stanley
J. Bradshaw (the "Employee").

       WHEREAS, the Company has entered into an Agreement and Plan of Reorganization of even date herewith (the "Definitive Agreement") with Mercantile, pursuant to which Mercantile will acquire (the "Acquisition") the Company and its wholly-owned subsidiary, Roosevelt Bank (the "Bank");

       WHEREAS, the Acquisition represents a significant acquisition for Mercantile;

       WHEREAS, Mercantile has expressed a desire to retain the Employee as a member of its Management Executive Committee and a belief that it is essential for Mercantile to retain the Employee for the future management and growth of the assets acquired in the Acquisition, and Mercantile has expressed the intention that the Employee shall have a key role with respect to Mercantile's strategic activities in the future;

       WHEREAS, it is a condition of Mercantile's entering into the Definitive Agreement that Mercantile be assured that the Employee will be available for long term service with Mercantile after the Acquisition.

       WHEREAS, it is appropriate to provide the Employee with a material inducement to enter into this Agreement by which he will undergo a change in status and undertake both to continue his chief executive responsibilities with respect to the Bank and expanded duties with respect to Mercantile's banking operations in the St. Louis, Missouri, area; and

       WHEREAS, the board of directors of the Company and the Executive Committee of the board of directors of Mercantile have approved and authorized the execution of this Agreement with the Employee;

       NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

       1.  Definitions.
           -----------

                (a) The term "Consolidated Subsidiaries" means any subsidiary or subsidiaries of the Company (or its successors) that are part of the consolidated group of the Company (or its successors) for federal income tax reporting.

                (b) The term "Date of Termination" means the date upon which the Employee's employment with the Bank ceases, as specified in a notice of termination pursuant to Section 8 of this Agreement.

                (c) The term "Effective Time" means immediately prior to the consummation of the Acquisition as provided in the Definitive Agreement.

                (d) The term "Effective Date" means the date on which the Acquisition is consummated as provided in the Definitive Agreement.

                (e) The term "Involuntarily Termination" means the termination of the employment of Employee (i) by the Bank without his express written consent; or (ii) by the Employee by reason of material diminution of or interference with his duties, responsibilities or benefits, including (without limitation) any of the following actions unless consented to in writing by the
Employee: (1) a requirement that the Employee be based at any place other than Chesterfield, Missouri, or within 50 miles thereof, except for reasonable travel on Company or Bank business; (2) a material demotion of the Employee; or (3) a reduction in the Employee's salary or a material adverse change in the Employee's perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank or the Company. The term "Involuntary Termination" does not include Termination for Cause or termination of employment due to death or permanent disability, or suspension or temporary or permanent prohibition from participation in the conduct of the affairs of a depository institution under Section 8 of the Federal Deposit Insurance Act.

                (f) The terms "Termination for Cause" and "Terminated For Cause" mean termination of the employment of the Employee with the Bank because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform material stated duties, willful violation of any law, rule, or regulation
(other than traffic violations or similar offenses) or final cease-and-desist order, or (except as provided below) material breach of any provision of this Agreement. No act or failure to act by the Employee shall be considered willful unless the Employee acted or failed to act with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company.

       2.  Term.  The term of this Agreement shall be a period of three years
           ----
commencing on the Effective Time, subject to earlier termination as provided herein (the "Employment Period").

       3.  Employment.  The Employee is currently employed as Chief Executive
           ----------
Officer of the Bank. From and after the Effective Date, during the Employment Period, the Employee shall serve as President and Chief Executive Officer of the Bank, pending integration of the Bank with and into Mercantile's banking and/or other affiliates, and thereafter as head of Mercantile's St. Louis-based mortgage banking operations. As such, the Employee shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, and shall have such other powers and duties as the Chief Executive Officer of Mercantile may prescribe from time to time. The Employee shall also serve as a member of the Management Executive Committee of Mercantile. The Employee shall report solely to the chief executive officer of Mercantile. The Employee shall devote his best efforts and reasonable time and attention to the business and affairs of the Bank and/or other Consolidated Subsidiaries to the extent necessary to discharge his responsibilities hereunder. The Employee may (i) serve on corporate or charitable boards or committees, and (ii) manage personal investments, so long as such activities do not interfere with performance of his responsibilities hereunder.

       4.  Cash Compensation.
           -----------------

                (a)   Salary.  Mercantile agrees to pay, or cause the Bank or
                      ------
appropriate other Consolidated Subsidiaries to pay, the Employee during the term of this Agreement a base salary (the "Annual Base Salary") the annualized amount of which shall be not less than FOUR HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($425,000). The Annual Base Salary shall be paid no less frequently than monthly and shall be subject to customary tax withholding.

                (b)   Annual Bonus.  During the Employment Period, in addition
                      ------------
to Annual Base Salary, the Employee will be eligible to receive, (I) for each fiscal year of Mercantile during which the Employee is employed, an annual bonus (the "Annual Bonus") in an amount to be determined by Mercantile's board of directors, but in no event shall the amount of the Annual Bonus during the first fiscal year during which the Employee is employed (the "First Fiscal Year") be less than the product of (x) .55 and (y) the Annual Base Salary
(the "Minimum Bonus") and (II) for that portion of any fiscal year of Mercantile other than the First Fiscal Year during which the Employee is employed for less than twelve full months, an amount equal to the product of (x) the Annual Bonus paid to the Employee during the Employment Period, and (y) a fraction, the numerator of which is the number of days in such fiscal year during which the Employee is employed by Mercantile, and the denominator of which is 365. Each such Annual Bonus shall be paid in cash in a manner and at a time in accordance with Mercantile's customary practices with respect to other peer employees of Mercantile.

                (c)   Expenses.  The Employee shall be entitled to receive
                      --------
prompt reimbursement for all reasonable expenses incurred by the Employee in performing services under this Agreement in accordance with the policies and procedures applicable to the executive officers of Mercantile, provided that the
                                                               -------- ----
Employee accounts for such expenses as required under such policies and procedures.

       5.  Benefits.
           --------

                (a)   Participation in Benefit Plans.  The Employee shall be
                      ------------------------------
entitled to participate, to the same extent as executive officers of Mercantile and the Consolidated Subsidiaries generally, in all qualified and nonqualified plans of Mercantile and the Consolidated Subsidiaries relating to pension, retirement, thrift, profit-sharing, savings, group or other life insurance, hospitalization, medical and dental coverage, travel and accident insurance, education, and other retirement or employee benefits or combinations thereof. In addition, the Employee shall be entitled to be considered for benefits under all of the stock and stock option related plans in which the executive officers of Mercantile are eligible or become eligible to participate.

                (b)   Fringe Benefits.  The Employee shall be eligible to
                      ---------------
participate in, and receive benefits under, any other fringe benefit plans or perquisites which are or may become generally available to the executive officers Mercantile, including but not limited to supplemental retirement, incentive compensation, supplemental medical or life insurance plans, physical examinations, and tax preparation services.

                (c)   Restricted Stock. At the Effective Time, the Company shall
                      ----------------
grant to the Employee 100,000 shares of restricted stock of the Company, which shares shall vest annually in equal portions over a period of three years following the Effective Date, provided that vesting shall accelerate so that
                              -------------
all shares vest immediately in the event that the Employee dies or becomes permanently disabled during such period but vesting shall not accelerate in the event of a change in control of Mercantile.

                (d)   Credit for Prior Service.  Following the Acquisition, the
                      ------------------------
Employee shall receive full credit for prior service with the Company and the Bank under employee benefit plans of Mercantile, all as more fully set out in
Section 5.08 of the Definitive Agreements for all purposes other than determining the amount of benefit accruals under any defined benefit plans of Mercantile.

       6.  Vacations; Leave.  The Employee shall be entitled to annual paid
           ----------------
vacation in accordance with the policies established by the board of directors of Mercantile and the board of directors of the Bank for executive officers, and to voluntary leaves of absence, with or without pay, from time to time at such times and upon such conditions as the Board of Directors may determine in its discretion.

       7.  Termination of Employment.
           -------------------------

                (a)   Involuntary Termination.  If the Employee experiences an
                      -----------------------
Involuntary Termination at any time, (i) Mercantile shall pay to the Employee:

                A. The sum of (1) the Employee's Annual Base Salary through the Date of Termination to the extent not theretofore paid ("Accrued Salary") and (2) the product of (x) the Annual Bonus paid or payable, including any bonus or portion thereof which has been earned but deferred (and annualized for any fiscal year of Mercantile consisting of less than twelve full months or during which the Employee was employed for less than twelve full months) for the most recently completed fiscal year during the Employment Period, if any, or, in the event that a fiscal year of Mercantile has not been completed during the Employment Period as of the Date of Termination, the Minimum Bonus, and (y) a fraction, the numerator of which is the number of days in the current fiscal year of Mercantile through the Date of Termination, and the denominator of which is 365 (the sum of the amounts described in clauses (1) and (2) shall be hereinafter referred to as the "Accrued Obligations"); and

                B. The greater of (1) the amount equal to the product of (i) the number of months remaining in the Employment Period on the Date of Termination (the "Continuation Period"), divided by twelve and (ii) the sum of (x) the Employee's Annual Base Salary and (y) the Annual Bonus paid or payable (but not less than the Minimum Bonus) for the most recently completed fiscal year of Mercantile during the Employment Period (the "Recent Annual Bonus"), or, in the event that a fiscal year has not been completed during the Employment Period as of the Date of Termination, the Minimum Bonus, and
(2) the amount equal to the sum of (x) the Employee's Annual Base Salary and
(y) the Recent Annual Bonus, payable, in each case, in 24 equal semi-monthly installments (the "Termination Payment"); and

                (ii)  For the greater of (1) twelve months or (2) the number of months remaining in the Employment Period on the Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy (the "Benefit Continuation Period"), Mercantile shall after the Employee's Date of Termination continue benefits to the Employee at least equal to those which would have been provided to him in accordance with the plans, programs, practices and policies described in Section 5(a) of this Agreement if the Employee's employment had not been terminated; provided,
                                                                ---------
however, that if the Employee become reemployed with another employer and is
-------------
eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Employee for retiree benefits pursuant to such plans, practices, programs, and policies, the Employee shall be considered to have remained employed during the Benefit Continuation Period and to have returned on the last day of such period; and

                (iii) The Employee shall be deemed to be a continuing employee of Mercantile for purposes of the vesting of the restricted stock referred to in
Section 5(d) of this Agreement until the third anniversary of the Effective
Date.

                (b)   Termination for Cause.  In the event of Termination for
                      ---------------------
Cause, Mercantile shall have no further obligation to the Employee under this Agreement after the Date of Termination. In the event of a simultaneous Termination for Cause and voluntary termination of employment or resignation by the Employee, the Employee shall be considered to have been Terminated for Cause.

                (c)   Voluntary Termination.  The Employee may terminate his
                      ---------------------
employment voluntarily at any time by a notice pursuant to Section 8 of this Agreement. In the event that the Employee voluntarily terminates his employment, Mercantile shall be obligated to the Employee for the amount of his Annual Base Salary and benefits only through the Date of Termination, at the time such payments are due, and Mercantile shall have no further obligation to the Employee.

                (d)   Death.  In the event of the death of the Employee while
                      -----
employed under this Agreement and prior to any termination of employment, Mercantile shall pay to the Employee's estate, or such person as the Employee may have previously designated in writing, an amount of cash equal to the product of SIX HUNDRED FIFTY-EIGHT THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($658,750) multiplied by a fraction with a numerator equal to the number of days elapsed prior to the date of death during the calendar year in which death occurs and a denominator of 365, reduced by (ii) the amount of Annual Base Salary and bonus paid to the Employee prior to the date of death during such calendar year.

       8.  Notice of Termination.  In the event that Mercantile desires to
           ---------------------
terminate the employment of the Employee during the term of this Agreement, Mercantile shall deliver to the Employee a written notice of termination, stating whether such termination constitutes Termination for Cause or Involuntary Termination, setting forth in reasonable detail the facts and circumstances that are the basis for the termination, and specifying the date upon which employment shall terminate, which date shall be at least 30 days after the date upon which the notice is delivered, except in the case of Termination for Cause. In the event that the Employee determines in good faith that he has experienced an Involuntary Termination of his employment, he shall send a written notice to Mercantile stating the circumstances that constitute such Involuntary Termination and the date upon which his employment shall have ceased due to such Involuntary Termination. In the event that the Employee desires to effect a Voluntary Termination, he shall deliver a written notice to Mercantile, stating the date upon which employment shall terminate, which date shall be at least 30 days after the date upon which the notice is delivered, unless the parties agree to a date sooner.

       9.  Attorneys Fees.  From and after the Effective Date during the
           --------------
Employment Period, Mercantile shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) when and as incurred by the Employee as a result of (i) the Employee's contesting or disputing any termination of employment, or (ii) the Employee's seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by Mercantile under which the Employee is or may be entitled to receive benefits; provided that Mercantile's obligation to pay such
                              -------- ----
fees and expenses is subject to the Employee's prevailing with respect to the matters in dispute in any action initiated by the Employee or the Employee's having been determined to have acted reasonably and in good faith with respect to any action initiated by Mercantile.

       10. No Assignments; Mercantile as Successor.
           ---------------------------------------

                (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that Mercantile shall require any successor or assignee
-----------------------
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Mercantile would have been required to perform it if no such succession or assignment had taken place. Failure of Mercantile to obtain such an assumption agreement prior to the effectiveness of any succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation and benefits from Mercantile in the same amount and on the same terms as the compensation pursuant to Section 7(b) hereof. For purposes of implementing the provisions of this Section 10(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

                (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                (c) Upon the consummation of the Acquisition, for all purposes under this Agreement, the Company shall be deemed to be Mercantile and the Consolidated Subsidiaries shall be those of Mercantile.

       11. Certain Reduction of Payments by Mercantile.
           -------------------------------------------

                (a) For purposes of this Section 11, (i) a "Payment" shall mean any payment or distribution in the nature of compensation to or for the benefit of the Employee, whether paid or payable pursuant to this Agreement or otherwise; (ii) "Separation Payment" shall mean a Payment paid or payable pursuant to this Agreement (disregarding this Section); (iii) "Net After Tax Receipt" shall mean the Present Value of a Payment net of all taxes imposed on the Employee with respect thereto under Sections 1 and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), determined by applying the highest marginal rate under Section 1 of the Code which applied to the Employee's taxable income for the immediately preceding taxable year; (iv) "Present Value" shall mean such value determined in accordance with Section 280G(d)(4) of the Code; and (v) "Reduced Amount" shall mean the greatest aggregate amount of Separation Payments which (a) is less than the sum of all Separation Payments and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the Employee were paid the sum of all Separation Payments.

                (b) Anything in this Agreement to the contrary notwithstanding, in the event KPMG Peat Marwick LLP or such other nationally recognized certified public accounting firm designated by the Employee (the "Accounting Firm") shall determine that receipt of all Payments would subject the Employee to tax under Section 4999 of the Code, it shall determine whether some amount of Separation Payments would meet the definition of a "Reduced Amount." If the Accounting Firm determines that there is a Reduced Amount, the aggregate Separation Payments shall be reduced to such Reduced Amount.
All fees payable to the Accounting Firm shall be paid solely by Mercantile.

                (c) If the Accounting Firm determines that aggregate Separation Payments should be reduced to the Reduced Amount, Mercantile shall promptly give the Employee notice to that effect and a copy of the detailed calculation thereof, and the Employee may then elect, in his sole discretion, which and how much of the Separation Payments shall be eliminated or reduced
(as long as after election the Present Value of the aggregate Separation Payments equals the Reduced Amount), and shall advise Mercantile in writing of his election within ten days of his receipt of notice. If no such election is made by the Employee within such ten-day period, Mercantile may elect which of such Separation Payments shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Separation Payments equals the Reduced Amount) and shall notify the Employee promptly of such election. All determinations made by the Accounting Firm under this Section 11 shall be binding upon Mercantile and the Employee and shall be made within 60 days of a termination of employment of the Employee. As promptly as practicable following such determination, Mercantile shall pay to or distribute for the benefit of the Employee such Separation Payments as are then due to the Employee under this Agreement and shall promptly pay to or distribute for the benefit of the Employee in the future such Separation Payments as become due to the Employee under this Agreement.

                (d) While it is the intention of Mercantile to reduce the amounts payable or distributable to the Employee hereunder only if the aggregate Net After Tax Receipts to an Employee would thereby be increased, as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by Mercantile to or for the benefit of the Employee pursuant to this Agreement which should not have been so paid or distributed ("Overpayment") or that additional amounts which will have not been paid or distributed by Mercantile to or for the benefit of the Employee pursuant to this Agreement could have been so paid or distributed ("Underpayment"), in each case consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against Mercantile or the Employee which deficiency the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment paid or distributed by Mercantile to or for the benefit of the Employee shall be treated for all purposes as a loan to the Employee which the Employee shall repay to Mercantile together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however,
                                                             ------------------
that no such loan shall be deemed to have been made and no amount shall be
----
payable by the Employee to Mercantile if and to the extent such deemed loan and payment would not either reduce the amount on which the Employee is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by Mercantile to or for the benefit of the Employee together with interest at the applicable federal rate provided for in
Section 7872(f)(2) of the Code.

       12. Confidential Information.  The Employee shall hold in a fiduciary
           ------------------------
capacity for the benefit of Mercantile and the Bank all secret or confidential information, knowledge or data ("Confidential Information") relating to Mercantile or the Bank or any of their affiliated companies, and their respective businesses, which shall have been obtained by the Employee during the Employee's employment by Mercantile or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Employee or representatives of the Employee in violation of this Agreement). After termination of the Employee's employment, the Employee shall not, without the prior written consent of Mercantile or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than Mercantile and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under this Agreement. Confidential information shall not include information, knowledge or data which (i) is in the Employee's possession at the date of this Agreement which she has no reason to believe is subject to any confidentiality agreement or other obligation of confidentiality to Mercantile or another party, (ii) is or becomes generally available to the public other than as a result of unauthorized disclosure by Mercantile or a Consolidated Subsidiary thereof, or representative of either, (iii) is or becomes available to Mercantile from a source other than Mercantile, provided that the Employee
                                                   -------------
does not know or have reason to believe that such source is bound by a confidentiality agreement or other obligation of confidentiality to Mercantile,
(iv) is independently developed by the Employee without reference to any information obtained from Mercantile, or (v) is required to disclosed by law.

       13. Covenant Not To Engage in Competitive or Other Detrimental
           ----------------------------------------------------------
           Activities.
           ----------

                (a) The Employee covenants that from and after the Effective Date he will not compete with Mercantile, the Bank and/or their affiliates and further covenants that he will not take any action which is detrimental to Mercantile, the Bank and/or the affiliated companies

(i) during the Employment Period, and (ii) if the Employee's employment terminates for any reason (other than the Employee's death) or no reason during the Employment Period, until the later of (i) the third anniversary of the Effective Date or (ii) the first anniversary of the Date of Termination.

                (b) For purposes of paragraph (a) of this Section 13, the Employee shall be deemed to be competing with Mercantile, Bank and/or their affiliated companies at any time if the Employee accepts employment with, or serves as an agent, employee, or director of, or a consultant to, a competitor of Mercantile, Bank and/or their affiliated companies, or during such time the Employee acquires or has an interest (direct or indirect) in any firm, corporation or enterprise engaged in a business which is in competition with Mercantile, Bank and/or their affiliated companies, or at any time, either during employment or thereafter, the Employee divulges any information concerning Mercantile, Bank and/or their affiliated companies which is or could be of aid to any such competitor. The mere ownership of a less than a 3% debt and/or equity interest in a competing company whose stock is publicly held shall not be considered as having the prohibited interest in a competitor, and neither shall the mere ownership of a less than a 10% debt and/or equity interest in a competing company whose stock is not publicly held. For purposes of this Agreement, any commercial bank, savings and loan association, securities broker or dealer, or other business or financial institution that is principally engaged in the business of offering any service at the time offered by Mercantile, Bank and/or their affiliated companies, and which conducts business in any locations encompassed within the areas circumscribed by circles, of which the radii are 50 miles and the mid-points are the geographic centers of any community in which Mercantile and/or its affiliated companies conduct business operations shall be deemed to be a competitor.

                (c) Should Mercantile reasonably and in good faith believe that the Employee has violated any of the foregoing provisions, it shall give the Employee written notice to such effect, stating the reasons(s) for its belief, and pending a final determination as to whether there has been a violation may, without penalty or risk of claim for actual or punitive damages, suspend payment of any further amount which might otherwise become payable hereunder after thirty (30) days of giving such notice. Mercantile shall, in an expeditious manner, determine from all information available to it whether the Employee violated any of the foregoing covenants, and if Mercantile in good faith concludes that the Employee has violated this Agreement, the Employee shall not be entitled to any further payment hereunder.

                (d) The Employee represents, acknowledges and agrees (i) that his experience and capabilities are such that he can obtain employment in activities which do not violate such agreement and that the enforcement by way of injunction of the agreement not to compete will not prevent the Employee from earning a livelihood, (ii) that Mercantile and Bank do not have an adequate remedy at law for a breach or threatened breach by the Employee of the covenants in this Section and may obtain injunctive and other equitable relief, in addition to receiving its actual damages and any other remedies that may be available to it hereunder or at law or by statute, (iii) that the covenants herein contained are reasonable and necessary for the proper protection of Mercantile, and (iv) that if any provision or part of any such covenant is invalidated, the remainder shall nevertheless continue to be valid and fully enforceable, and if a court determines that the term of the covenant is too long or the area covered thereby too great, so that the covenant as written is unenforceable, the covenant shall be modified to encompass the longest duration and largest geographic area that the court deems enforceable under the law.

       14. Notice.  For the purposes of this Agreement, notices and all other
           ------
communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Company at its home office, to the attention of the Board of Directors with a copy to the Secretary of Mercantile, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to Mercantile.

       15.  Amendments.  No amendments or additions to this Agreement shall be
            ----------
binding unless in writing and signed by both parties, except as herein otherwise provided.

       16. Headings.  The headings used in this Agreement are included solely
           --------
for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

       17. Severability.  The provisions of this Agreement shall be deemed
           ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

       18. Governing Law.  This Agreement shall be governed by the laws of the
           -------------
State of Missouri.

       19. Arbitration.  Any dispute or controversy arising under or in
           -----------
connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

       THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.


Attest:                                 Roosevelt Financial Group, Inc.

/s/Mark Ellebrecht                      /s/Gary W. Douglass
---------------------------             --------------------------------
Secretary                               By:
                                        Its:



Attest:                                 Mercantile Bancorporation, Inc.

/s/Jon W. Bilstrom                      /s/Thomas H. Jacobsen
---------------------------             --------------------------------
Secretary                               By:
                                        Its:



                                        Employee

                                        /s/Stanley J. Bradshaw
                                        --------------------------------
                                        Stanley J. Bradshaw